Exhibit 99.1

PRESS RELEASE

Mellanox Technologies, Ltd.

Press/Media Contact

Ashley Paula

Waggener Edstrom

+1-415-547-7024

apaula@waggeneredstrom.com

USA Investor Contact

Gwyn Lauber

Mellanox Technologies

+1-408-916-0012

gwyn@mellanox.com

Israel Investor Contact

Nava Ladin

Gelbart Kahana Investor Relations

+972-3-6074717

nava@gk-biz.com

Mellanox Technologies, Ltd. Announces First Quarter 2013 Financial Results

SUNNYVALE, Calif. and YOKNEAM, ISRAEL — April 24, 2013 — Mellanox® Technologies, Ltd. (NASDAQ: MLNX; TASE: MLNX), a leading supplier of end-to-end interconnect solutions for servers and storage systems, today announced financial results for its first quarter 2013, ended March 31, 2013.

First Quarter 2013 Highlights

•                  Revenues were $83.1 million

•                  GAAP gross margins were 65.2 percent

•                  Non-GAAP gross margins were 68.1 percent

•                  GAAP operating loss was $7.9 million

•                  Non-GAAP operating income was $4.9 million

•                  GAAP net loss was $8.5 million

•                  Non-GAAP net income was $4.3 million

•                  GAAP net loss per diluted share was $0.20

•                  Non-GAAP net income per diluted share was $0.10

•                  Cash and investments totaled $402.9 million at March 31, 2013

Financial Results

In accordance with U.S. generally accepted accounting principles (GAAP), the company reported revenue of $83.1 million for the first quarter, down 32.0 percent from $122.1 million for the fourth quarter 2012, and down 6.4 percent from $88.7 million for the first quarter of 2012.

GAAP gross margins in the first quarter of 2013 were 65.2 percent, compared with 68.1 percent in the fourth quarter of 2012 and 67.4 percent in the first quarter of 2012.

Non-GAAP gross margins in the first quarter of 2013 were 68.1 percent, compared with 70.0 percent in the fourth and first quarters of 2012.

GAAP net loss in the first quarter of 2013 was $8.5 million or $0.20 per diluted share, compared with net income of $18.4 million or $0.41 per diluted share in the fourth quarter of 2012 and net income of $12.4 million or $0.29 per diluted share in the first quarter of 2012.

Non-GAAP net income in the first quarter of 2013 was $4.3 million, or $0.10 per diluted share, compared with $30.7 million, or $0.69 per diluted share in the fourth quarter of 2012, and $22.0 million, or $0.51 per diluted share in the first quarter of 2012. The first quarter 2013 non-GAAP net income excludes $10.4 million of share-based compensation expenses compared to $10.0 million in the fourth quarter of 2012 and to $7.2 million in the first quarter of 2012. The first quarter 2013 non-GAAP net income also excludes amortization of acquired intangible assets of $2.4 million associated with the acquisition of Voltaire, Ltd. on February 7, 2011 compared to $2.3 million of such amortization expenses in the fourth quarter of 2012 and to $2.4 million in the first quarter of 2012.

Total cash and investments decreased by $23.4 million to $402.9 million at March 31, 2013 compared to $426.3 million at December 31, 2012.

“Despite the decline in our financial results over the past two quarters, we believe increased demand will restore growth in coming quarters,” said Eyal Waldman, president, CEO and chairman of Mellanox Technologies. “In the first quarter, our FDR InfiniBand revenue share increased from 39 percent to 50 percent, demonstrating the continued demand for our highest performing InfiniBand products.  We expect that our future growth will be driven by the increased adoption of FDR InfiniBand as well our 10/40/56Gb/s Ethernet products.”

Recent Mellanox Press Release Highlights

•                  April 17 - Mellanox Introduces ConnectX-3 Pro Adapter, Enabling New Levels of Performance and Scalability for Cloud Computing

•                  April 2 - Mellanox FDR 56Gb/s InfiniBand Powers Stampede Supercomputer, Now Fully Deployed at Texas Advanced Computing Center

•                  March 6 - Mellanox FDR 56Gb/s InfiniBand Accelerates the Next Generation Microsoft SQL Server 2012 Parallel Data Warehouse Appliance

•                  March 4 - Mellanox Introduces the “Generation of Open Ethernet” First Open Switch Initiative

•                  February 25 - Mellanox and 6WIND Announce 40 Gigabit Ethernet Packet Processing Solution for Telecom Data Centers

•                  February 25 - Mellanox Rapidly Grows Ethernet Market Share to Reach 19 Percent of Total 10GbE NIC, LOM, and Controller Market

•                  February 19 - Mellanox FDR 56Gb/s InfiniBand Accelerates the Fastest Supercomputer in India

•                  February 14 - NASDAQ OMX NLX Selects Mellanox’s InfiniBand Solutions for Core Trading Interconnect

•                  February 13- Mellanox 10/40Gb/s Ethernet Solutions Boost OpenStack Performance by 5 to 20X

•                  February 11- Mellanox Expands Line of MetroX™ Long-Haul Interconnect Solutions and Introduces MetroDX™ for Inter Data Center Connectivity

Conference Calls

Mellanox will broadcast its first quarter 2013 financial results conference call today at 2 p.m. Pacific Time to discuss the company’s first quarter 2013 financial results. To listen to the call, dial +1-785-424-1835 approximately 10 minutes prior to the start time.

Mellanox also plans to conduct a conference call on Thursday, April 25 at 9 a.m. Israel Time to discuss the company’s first quarter 2013 financial results in Hebrew. To listen to the call, dial +972-3-9180609 approximately 10 minutes prior to the start of the call.

Both of the Mellanox financial results conference calls will be available via live webcasts on the investor relations section of the Mellanox website at http://ir.mellanox.com. Access the webcast 15 minutes prior to the start of the call to download and install any necessary audio software. Replays of the webcasts will also be available on the Mellanox website.

About Mellanox

Mellanox Technologies is a leading supplier of end-to-end InfiniBand and Ethernet interconnect solutions and services for servers and storage. Mellanox interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications and unlocking system performance capability. Mellanox offers a choice of fast interconnect products: adapters, switches, software and silicon that accelerate application runtime and maximize business results for a wide range of markets including high performance computing, enterprise data centers, Web 2.0, cloud, storage and financial services. More information is available at www.mellanox.com.

GAAP to Non-GAAP Reconciliation

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expenses and acquisition related expenses. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expenses and acquisition related expenses because it enhances investors’ ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company’s business operations.  Further, management believes certain non-cash charges such as share-based compensation do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the “Investors” section at our web site.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.

Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, the continued launch and volume ramp of large customer sales opportunities, and our ability to protect our intellectual property rights. Furthermore, the majority of our quarterly revenues are derived from customer orders received and fulfilled in the same quarterly period. We have limited visibility into actual end-user demand as such demand impacts us and our OEM customer inventory balances in any given quarter. Consequently, this introduces risk and uncertainty into our revenue and production forecasts and business planning and could negatively impact our financial results. In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.

More information about the risks, uncertainties and assumptions that may impact our business is set forth in our form 10-Q filed with the SEC on November 2, 2012, and our form 10-K filed with the SEC on February 25, 2013. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Mellanox, BridgeX, ConnectX, CORE-Direct, InfiniBridge, InfiniHost, InfiniScale, MLNX-OS, PhyX, SwitchX, Virtual Protocol Interconnect and Voltaire are registered trademarks of Mellanox Technologies, Ltd. Connect-IB, CoolBox, FabricIT, Mellanox Federal Systems, Mellanox Software Defined Storage, MetroX, MetroDX, Mellanox Open Ethernet, Open Ethernet, ScalableHPC, Unbreakable-Link, UFM and Unified Fabric Manager are trademarks of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.

Condensed Consolidated Statements of Operations

(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2013	2012

Total revenues	$83,080	$88,738
Cost of revenues	28,948	28,888
Gross profit	54,132	59,850
Operating expenses:
Research and development	38,149	28,958
Sales and marketing	16,414	12,805
General and administrative	7,485	4,857
Total operating expenses	62,048	46,620
Income (loss) from operations	(7,916)	13,230
Other income, net	213	184
Income (loss) before taxes	(7,703)	13,414
Provision for taxes on income	(754)	(968)
Net income (loss)	$(8,457)	$12,446
Net income (loss) per share — basic	$(0.20)	$0.31
Net income (loss) per share — diluted	$(0.20)	$0.29
Shares used in computing income per share:
Basic	42,901	40,014
Diluted	42,901	42,427

Mellanox Technologies, Ltd.

Reconciliation of Non-GAAP Adjustments

(in thousands, percentages, unaudited)

	Three Months Ended
	March 31,
	2013	2012

Reconciliation of GAAP net income (loss) to non-GAAP net income:
GAAP net income (loss)	$(8,457)	$12,446
Adjustments:
Share-based compensation expense:
Cost of revenues	464	329
Research and development	5,808	4,181
Sales and marketing	2,124	1,642
General and administrative	1,979	1,090
Total share-based compensation expense	10,375	7,242
Amortization of acquired intangibles:
Cost of revenues	1,957	1,913
Sales and marketing	439	439
Total amortization of acquired intangibles	2,396	2,352
Non-GAAP net income	$4,314	$22,040

Reconciliation of GAAP gross profit to non-GAAP:
Revenues	$83,080	$88,738
GAAP gross profit	54,132	59,850
GAAP gross margin	65.2%	67.4%
Share-based compensation expense	464	329
Acquisition related charges	1,957	1,913
Non-GAAP gross profit	$56,553	$62,092
Non-GAAP gross margin	68.1%	70.0%

Reconciliation of GAAP operating expenses to non-GAAP:
GAAP operating expenses	$62,048	$46,620
Share-based compensation expense	(9,911)	(6,913)
Acquisition related charges	(439)	(439)
Non-GAAP operating expenses	$51,698	$39,268

Reconciliation of GAAP income (loss) from operations to non-GAAP:
GAAP income (loss) from operations	$(7,916)	$13,230
Share-based compensation expense	10,375	7,242
Acquisition related charges	2,396	2,352
Non-GAAP income from operations	$4,855	$22,824

Mellanox Technologies, Ltd.

Reconciliation of Non-GAAP Adjustments

(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2013	2012

Shares used in computing GAAP diluted earnings per share	42,901	42,427
Adjustments:
Effect of dilutive securities under GAAP*	—	(2,413)
Total options vested and exercisable	1,902	3,024
Shares used in computing non-GAAP diluted earnings per share	44,803	43,038

GAAP diluted net income (loss) per share	$(0.20)	$0.29
Adjustments:
Share-based compensation expense	0.24	0.17
Amortization of acquired intangibles	0.06	0.05
Effect of dilutive securities under GAAP*	0.00	0.03
Total options vested and exercisable	0.00	(0.03)
Non-GAAP diluted income per share	$0.10	$0.51

* This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential ordinary shares from stock options had been issued under the Treasury method.

Mellanox Technologies, Ltd.

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	March 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$126,259	$117,054
Short-term investments	269,935	302,593
Restricted cash	3,316	3,229
Accounts receivable, net	59,145	58,516
Inventories	45,672	43,318
Deferred taxes and other current assets	16,762	15,616
Total current assets	521,089	540,326
Property and equipment, net	67,229	62,375
Severance assets	9,402	8,907
Intangible assets, net	20,006	16,134
Goodwill	132,885	132,885
Deferred taxes and other long-term assets	14,471	10,419
Total assets	$765,082	$771,046

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,829	$37,431
Accrued liabilities	54,168	57,879
Deferred revenue	11,159	12,018
Capital lease obligations	1,251	1,253
Total current liabilities	92,407	108,581
Accrued severance	12,327	11,821
Deferred revenue	8,499	8,366
Capital lease obligations	2,558	2,835
Other long-term liabilities	12,471	11,635
Total liabilities	128,262	143,238
Shareholders’ equity:
Ordinary shares	181	178
Additional paid-in capital	505,340	488,365
Accumulated other comprehensive income	3,285	2,794
Retained earnings	128,014	136,471
Total shareholders’ equity	636,820	627,808
Total liabilities and shareholders’ equity	$765,082	$771,046

Mellanox Technologies, Ltd.

Condensed Consolidated Statement of Cash Flows

(in thousands, unaudited)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$(8,457)	$12,446
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,350	5,288
Deferred income taxes	(1,051)	(363)
Share-based compensation	10,375	7,242
Gain on sale of investments	(223)	(173)
Excess tax benefit from share-based compensation	(932)	(957)
Changes in assets and liabilities:
Accounts receivable, net	(629)	1,106
Inventories	(2,866)	(7,735)
Prepaid expenses and other assets	(178)	434
Accounts payable	(6,898)	2,061
Accrued liabilities and other payables	(3,095)	4,246
Net cash (used in) provided by operating activities	(6,604)	23,595

Cash flows from investing activities:
Purchase of severance-related insurance policies	(186)	(194)
Purchases of short-term investments	(55,176)	(100,239)
Proceeds from sales of short-term investments	60,618	513
Proceeds from maturities of short-term investments	27,497	3,581
Decrease in restricted cash deposit	—	94
Purchase of property and equipment	(13,941)	(4,495)
Purchase of intangible assets	(6,327)	—
Purchase of equity investment in a private company	(3,000)	—
Net cash provided by (used in) investing activities	9,485	(100,740)

Cash flows from financing activities:
Principal payments on capital lease obligations	(279)	(79)
Proceeds from exercise of share awards	5,671	6,199
Excess tax benefit from share-based compensation	932	957
Net cash provided by financing activities	6,324	7,077

Net increase (decrease) in cash and cash equivalents	9,205	(70,068)
Cash and cash equivalents at beginning of period	117,054	181,258
Cash and cash equivalents at end of period	$126,259	$111,190